Exhibit No. 10
                                 --------------

                   Director Retirement Plan for the benefit of
                                 Robert E. Evans



                                MINUTES OF ACTION
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              PEOPLES BANCORP, INC.

     THE UNDERSIGNED, being the Secretary of the Board of Directors of PEOPLES BANCORP INC., a financial holding company, located in Marietta, Ohio (the "Company"), does hereby record the following actions adopted by the Board of Directors (the "Board") pursuant to the Board's meeting held on June 9, 2005, in accordance with the Company's Code of Regulations.

These actions are presented in the following order:

I.       Proposed Benefit for Robert E. Evans
II.      Concluding Resolutions

                                       I.
                      PROPOSED BENEFITS FOR ROBERT E. EVANS

     Robert E. Evans (the "Director") had been Chief Executive Officer of Peoples Bancorp from 1980 until May 2005, and with Peoples Company since 1970. He had also served as President of Peoples Bancorp until mid-2004. He currently serves in the capacities of Director and Chairman of the Board. In recognition of his 35 years of service with the organization, and his direct responsibility for its substantial success and growth, the Board deems it to be in the best interests of the Company to establish a Director Retirement Plan for the Director ("Plan").

     The Plan will be a "Top Hat" plan, and will subject to limited rules and regulations under the Employee Retirement Income Security Act of 1974 and accompanying regulations; therefore, the plan will not be subject to the rules regarding retirement plans under the Internal Revenue Code Section 401(a) or Department of Labor regulations.

     The proposed Plan is projected to provide the Director with retirement income, subject to the following plan and its provisions, as follows:
                                    Article 1
                                   Definitions

         Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1      "Beneficiary" means Sally Evans, current spouse of Robert E. Evans.

1.2 "Board" means the Board of Directors of the Peoples Bancorp Inc. as from time to time constituted.

1.3      "Code" means the Internal Revenue Code of 1986, as amended.

1.4 "Effective Date" means the date the Board adopts the accompanying Board Resolution.

1.5      "Normal Retirement Age" means the Effective Date.


                                    Article 2
                          Distributions During Lifetime

2.1 Normal Retirement Benefit. Upon the Director reaching Normal Retirement Age, the Company shall distribute to the Director the benefit described in this Article 2.

2.1.1 Amount of Benefit. The monthly benefit under this Section 2.1 is an amount equal to the following:


   YEAR                MONTHLY BENEFIT AMOUNT          ANNUAL BENEFIT AMOUNT
   2005                       $1,155.86                    $13,870.32
   2006                       $1,271.45                    $15,257.40
   2007                       $1,385.88                    $16,630.56
   2008                       $1,278.38                    $15,340.56
   2009                       $1,367.86                    $16,414.32
   2010                       $1,449.94                    $17,399.28
   2011                       $1,522.44                    $18,269.28
   2012                       $1,598.56                    $19,182.72
   2013 and later     Monthly benefit shall be         Annual benefit
                      the annual benefit for the       for 2013 and each
                      same year, divided by 12         year thereafter until
                                                       death shall be the
                                                       previous year's annual
                                                       benefit, increased by 5%


2.1.2 Distribution of Benefit. The Company shall distribute the annual benefit to the Director in twelve (12) equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Age. The annual benefit shall be distributed to the Director until death.

                                    Article 3
                              Distribution at Death

3.1 If the Director dies at any time after the Effective Date, the Company shall distribute to the Beneficiary the benefit described in this
         Article 3. This benefit shall be distributed in lieu of the benefits under Article 2.

3.2      The benefit under this Section 3.2 is an amount equal to the following:

          If Death
         occurs in           The Monthly Benefit         The Annual Benefit
           Year:              Amount will be:              Amount will be:
           2005                    $662.25                   $7,947
           2006                    $728.48                   $8,741.76
           2007                    $794.04                   $9,528.48
           2008                    $639.19                   $7,670.28
           2009                    $683.93                   $8,207.16
           2010                    $724.97                   $8,699.64
           2011                    $761.22                   $9,134.64
           2012                    $799.28                   $9,591.36
      2013 and later          Based on Annual          Annual benefit
                              Benefit Amount           for 2013 and each
                                                       year thereafter
                                                       until death shall
                                                       be the previous
                                                       year's annual benefit,
                                                       increased by 5%.

         3.2.2 Distribution of Benefit. The Company shall distribute the annual benefit to the Beneficiary in twelve (12) equal monthly installments commencing within sixty (60) days following Director's death and shall continue until the Beneficiary's death.

                                    Article 4
                             Administration of Plan
4.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator, which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.
4.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.
4.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
4.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

4.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, or death of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

4.6 Annual Statement. The Plan Administrator shall provide to the Director, within one hundred twenty (120) days after the end of each plan Year, a statement setting forth the benefits to be distributed under this Plan.

                                    Article 5
                           Amendments and Termination

5.1 This Plan may be amended at any time by the Company in order to accomplish the purposes set forth herein. Additionally, the Company may also amend this Plan to conform to law, regulation or written directives to the Company from its appropriate regulators.

                                    Article 6
                                  Miscellaneous

6.1 Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

6.2 Tax Withholding. The Company shall withhold any taxes that are required to be withheld, under Section 409A of the Code and regulations thereunder, from the benefits provided under this Plan. The Director acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

6.3 Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

6.4 Unfunded Arrangement. The Director and Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Plan. The benefits represent the mere promise by the Company to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

6.5 Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another Company, firm, or person unless such succeeding or continuing Company, firm, or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor Company.

6.6 Entire Plan. This Plan constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Plan other than those specifically set forth herein.

6.7 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company.

6.8 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

6.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

6.10 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                     Mark F. Bradley
                                     President and Chief Executive Officer
                                     138 Putnam Street
                                     Marietta, Ohio 45750

                                              With copy to:
                                              Charles R. Hunsaker
                                              General Counsel
                                              (740) 376 7277 (FAX)
                                              chunsaker@pebo.com (E-MAIL)

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


         Any notice or filing required or permitted to be given to the Director under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.

                                       II.
                             CONCLUDING RESOLUTIONS

     NOW, THEREFORE, BE IT RESOLVED, that all actions previously taken by any officer or director of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

     FURTHER RESOLVED, the Board has reviewed and considered the Director Retirement Plan, understands it and its effect on the Company's finances, and deems it to be in the best interests of the Company to implement it.

     FURTHER RESOLVED, that actions and information contained in the foregoing resolutions are fully understood by each member of the Board. The foregoing resolutions are being made with contemplation of whether such actions are consistent with safe and sound Companying practices and in accordance with the Interagency Statement.

     RESOLVED FINALLY, that any appropriate officer of the Company be, and each of them acting singly or together, hereby is authorized for and on behalf of the Company to execute and deliver such contracts, agreements, plan documents, instruments and other documents as they or any of them may deem necessary or proper to carry out the purposes and intent of the foregoing resolutions.



                           By: /s/ RHONDA H. MEARS
                                   --------------------------
                                   Rhonda H. Mears
                                   Secretary